Exhibit 99.1

             LifePoint Hospitals Announces 2007 Guidance


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Jan. 5, 2007--LifePoint
Hospitals, Inc. (NASDAQ: LPNT) today announced the following guidance for 2007:


(in millions, except                       First          Second
  diluted EPS)                            Quarter        Quarter
                                       -------------- --------------

Estimated net revenues                 $674.6-$677.6  $659.3-$662.3

Estimated EBITDA                       $121.2-$124.2  $116.9-$118.9

Estimated diluted EPS                   $0.61-$0.64    $0.58-$0.60

Estimated diluted shares                   57.4           57.9


(in millions, except                       Third          Fourth
  diluted EPS)                            Quarter        Quarter
                                      --------------- --------------

Estimated net revenues                 $665.0-$668.0  $676.8-$679.8

Estimated EBITDA                       $118.8-$120.8  $121.2-$124.2

Estimated diluted EPS                   $0.61-$0.63    $0.62-$0.65

Estimated diluted shares                   58.1           58.2


(in millions, except
  diluted EPS)                                             Year
                                                   -------------------

Estimated net revenues                              $2,675.7-$2,687.7

Estimated EBITDA                                      $478.1-$488.1

Estimated diluted EPS                                  $2.42-$2.52

Estimated diluted shares                                  57.9


Assumptions, annualized (dollars in millions, except
 per share data):
Debt:
  Term Loan B -
       Balance at December 31, 2006 (1)                      $1,321.9
       Interest rate                                    LIBOR + 1.625%
       SWAP rate on $900 million                                 7.21%

  Revolving Credit Facility -
       Balance at December 31, 2006 (1)                        $110.0
       Interest rate                                     LIBOR + 1.75%

  Fixed Rate Debt -
       Balance at December 31, 2006 (1)                        $231.2
       Weighted fixed rate                                       3.36%

Interest expense:
  Interest expense                                             $109.7
  Deferred loan costs                                             4.7
  Capitalized interest                                           (2.6)
  Interest income                                                (1.8)
                                                      ----------------
       Net interest expense                                    $110.0
                                                      ================

Capital expenditures                                   $180.0- $200.0
Consolidated bad debt expense, as a % of revenues        11.3% - 12.3%
Charity care, as a % of revenues (not included in bad
 debt expense)                                             2.0% - 2.8%
Admitting physicians to be recruited                              172
Depreciation and amortization expense                  $127.0- $131.0
Minority interest expense                                        $2.9
Tax rate                                                         40.3%
Tax payments, as a % of total tax provision              95.0% - 97.0%
Admission growth (same facilities, respectively)           1.0% - 2.0%
Adjusted admission growth (same facilities,
 respectively)                                             1.0% - 2.0%
Net revenue growth (same facilities, respectively)         5.5% - 6.5%
Net revenue per adjusted admission growth (same
 facilities, respectively)                                        4.5%

(1) Please refer to LifePoint's Form 10-Q filed on October 26, 2006, for a detailed description of long-term debt.

    William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said, "We anticipate strong volume growth in 2007 as a result of our focus on physician retention and recruiting, which resulted in the addition of 182 new physicians in 2006. In the upcoming fiscal year 2007, we will continue to build on the solid foundation for long-term growth that has been laid during 2006. Physician recruiting and relationship building remain the major focus for all of our management teams, because we recognize that active physician recruiting and healthy physician relationships are key components in growing our business. We firmly believe that we can strengthen LifePoint's long-term growth through our continued commitment to carefully selected capital projects and the expansion of our services."

    A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' conference call to discuss this release will be available on line at www.lifepointhospitals.com and www.earnings.com on January 5, 2007, beginning at 10:00 a.m. Eastern Time.

    LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities in 19 states. Of the Company's 51 hospitals, 49 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering compassionate, high quality patient care; supporting physicians; creating an outstanding environment for employees; providing unmatched community value; and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 25,000 employees. More information about LifePoint Hospitals can be found on its Web site, www.lifepointhospitals.com.

    Important Legal Information

    Certain statements contained in this release are based on current management expectations and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint's future results are beyond LifePoint's ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation: (i) future increases in "bad debt" or the cost of proving care to uninsured or underinsured persons who are not able to pay all or any part of such costs, the collectibility of patient due and uninsured accounts receivable and the adequacy of our reserves for bad debt;
(ii) efforts by government and commercial third-party payors to reduce healthcare spending, including changes in the manner in which amounts that payors reimburse healthcare provided to covered individuals, including "high deductible" plans, increased co-pays and deductibles;
(iii) possible changes or reductions in Medicare and Medicaid reimbursement payments; (iv) the increasing cost of supplies used in the Company's hospitals; (v) the availability, cost and terms of contractual labor and healthcare service providers including nurses and certain physicians such as anesthesiologists, radiologists and emergency room physicians; (vi) the possibility of adverse changes in or requirements of state and federal laws, regulations, policies and procedures applicable to the Company; (vii) whether capital expenditures and other aspects of our business plan intended, at least in part, to allow our hospitals to provide a larger portion of the healthcare services sought by residents in our markets will be effective, and whether we are able to execute strategies to significantly grow patient volumes and revenues; (viii) the highly competitive nature of the healthcare business, including competition from outpatient facilities, physicians on the medical staffs of our hospitals, physician offices and facilities in larger towns and cities; (ix) our ability to make acquisitions or divestitures, and to enter into joint ventures, on favorable terms and conditions, and to successfully integrate and operate acquired facilities; (x) the increasing pressure to allow physicians to own a portion of our hospitals, and our ability to effectively manage hospitals with physician partners; (xi) our ability to recruit and retain physicians, other healthcare professionals and management personnel; (xii) the geographic concentration of LifePoint's operations and changes in general economic conditions in the Company's markets; (xiii) changes in the Company's operating or expansion strategy and, if made, our ability to successfully execute such changed strategies; (xiv) our ability to successfully operate and integrate de novo facilities; (xv) the availability and terms of capital and liquidity to fund LifePoint's business strategies; (xvi) the Company's substantial indebtedness and changes in interest rates, our credit ratings and the amount or terms of our indebtedness; (xvii) changes in or interpretations of generally accepted accounting principles or practices; (xviii) volatility in the market value of LifePoint's common stock; (xix) the ability to manage healthcare risks, including those that could result in losses to us because we are significantly self-insured, as well as the availability, cost and terms of insurance coverage, malpractice litigation and governmental investigations; (xx) LifePoint's reliance on information technology systems maintained by HCA - Information Technology and Services, Inc. and the cost and other difficulties associated with converting facilities from one information system to another; (xxi) the costs of complying with the Americans with Disabilities Act and related litigation; and (xxii) those other risks and uncertainties described from time to time in LifePoint's filings with the Securities and Exchange Commission. Therefore, LifePoint's future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    All references to "LifePoint," "LifePoint Hospitals" and the "Company" as used throughout this release refer to LifePoint
Hospitals, Inc. and its subsidiaries.


                      LIFEPOINT HOSPITALS, INC.
                       SUPPLEMENTAL INFORMATION
                         Dollars in millions

EBITDA is defined as earnings before depreciation and amortization, interest expense, debt retirement costs, transaction costs, minority interests in earnings of consolidated entities and income taxes. LifePoint's management and Board of Directors use EBITDA to evaluate the Company's operating performance and as a measure of performance for incentive compensation purposes. LifePoint's credit facilities use EBITDA for numerous financial covenants. The Company believes EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles EBITDA as presented to net income.

                                           First          Second
                                          Quarter        Quarter
                                       -------------- --------------

EBITDA                                 $121.2-$124.2  $116.9-$118.9

Less:
Depreciation & amortization                $32.6          $32.3
Interest expense, net                      $28.9          $27.4
Minority interest in earnings
   of consolidated entities                $0.7           $0.8
Provision for income taxes              $23.8-$25.0    $22.7-$23.5
                                       -------------- --------------

Net income                              $35.2-$37.0    $33.7-$34.9
                                       ============== ==============

                                           Third          Fourth
                                          Quarter        Quarter
                                      --------------- --------------

EBITDA                                 $118.8-$120.8  $121.2-$124.2

Less:
Depreciation & amortization                $32.5          $33.2
Interest expense, net                      $26.5          $27.2
Minority interest in earnings
   of consolidated entities                $0.7           $0.7
Provision for income taxes              $23.8-$24.6    $24.2-$25.5
                                      --------------- --------------

Net income                              $35.3-$36.5    $35.9-$37.6
                                      =============== ==============


                                                             Year
                                                       ---------------

EBITDA                                                  $478.1-$488.1

Less:
Depreciation & amortization                                $130.6
Interest expense, net                                      $110.0
Minority interest in earnings
   of consolidated entities                                 $2.9
Provision for income taxes                               $94.5-$98.6
                                                       ---------------

Net income                                              $140.1-$146.0
                                                       ===============

    CONTACT: LifePoint Hospitals, Inc.
             Michael J. Culotta, 615-372-8512
             Chief Financial Officer